THE SOMERSET GROUP, INC.
		Condensed Consolidated Statements of Shareholders' Equity January 1, 1998 to March 31, 1999
		(unaudited)

 	                                  	Capital  	Accumulated
	                                 	in Excess  	Other
	                        Common   	of Stated Comprehensive  Retained   	Treasury
	                         Stock	     Value	    Income      	Earnings   	Shares	         Total
Balance January 1, 1998 $1,855,000 	$3,549,000 	($22,000)	$28,078,000    $  ---	    $33,460,000
Comprehensive Income:
Net income January 1
  to March 31, 1998 	         ---	        ---	       ---   	1,012,000  	    ---	      1,012,000
Unrealized losses on
 short-term investments
 net of deferred
 income taxes                 ---	        ---    	(3,000)        ---	       ---	         (3,000)
                                                                                         ------
   Total comprehensive income					                                                    1,009,000
Shares of common
 stock issued                1,000      	8,000   	   ---     	   ---        ---	          9,000
Cash dividends paid	          ---	        ---	       ---	     (261,000)     ---	       (261,000)
Equity in other capital changes of
 First Indiana Corporation, net of
 deferred income taxes    	   ---	        ---    	   ---	      (67,000)     ---	        (67,000)
                           -------    --------    -------   ----------     -----     ----------
Balance March 31, 1998 	$1,856,000  $3,557,000   ($25,000) $28,762,000      ---	    $34,150,000
Comprehensive Income:
Net income Appril 1
  to December 31, 1998	       ---	        ---	       ---    	1,853,000  	   ---	      1,853,000
Unree-alized gains on short-
  term investments, net of
  deferred income taxes   	   ---     	   ---	      6,000     	   ---	      ---	          6,000
   Total comprehensive income					                                                   	1,859,000
Tax benefit of stock
  options exercised	          ---	      95,000   	   ---	         ---	      ---	         95,000
Shares of common
  stock issued	              6,000     (53,000)      ---	         ---	   126,000         79,000
Purchase of
  treasury shares	            ---	        ---	       ---      	   ---	  (464,000)      (464,000)
Cash dividends paid       	   ---	        ---	       ---	     (261,000) 	   ---	       (261,000)
Equity in other capital
  changes of First Indiana
  Corporation, net of
  deferred income taxes   	   ---	        ---	       ---	        5,000  	   ---	          5,000
                           -------    --------     ------    ---------  --------     ----------
Balance December 31,1998 1,862,000  	3,599,000    (19,000)  30,359,000  (338,000)   	35,463,000
Comprehensive Income:
Net income January 1
  to March 31, 1999 	         ---	        ---	        ---	   1,291,000      ---	      1,291,000
Unrealized losses on
 short-term investment net
 deferred income taxes    	   ---	        ---	    (10,000)        ---	      ---	        (10,000)
                                                                                         ------
   Total comprehensive income						                                                   1,281,000
Reissuance of
  treasury shares	            ---     	(36,000)   	   ---	        ---    	61,000        	25,000
Purchase of treasury shares   ---	        ---	        ---	        ---	  (677,000)      (677,000)
Cash dividends paid       	   ---	        ---	        ---	    (288,000)     ---	       (288,000)
Equity in other capital changes of
 First Indiana Corporation, net of
 deferred income taxes    	   ---	        ---	        ---	    (153,000)     ---	       (153,000)
                         ---------    ---------   -------   ----------  --------     ----------
Balance
  March 31, 1999 	      $1,862,000  	$3,563,000  ($29,000) $31,209,000 ($954,000)   $35,651,000
                         =========    =========    ======   ==========   =======     ==========
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See accompanying Notes to Condensed Consolidated Financial Statements.